Exhibit 99.1

Certification of CEO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Tetra Tech, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Li-San Hwang, as Chairman and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

1)     The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Li-San Hwang
Li-San Hwang
Chairman and Chief Executive Officer
May 14, 2003

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Act of 1934, as amended.